Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2024 RESULTS

Q2 net revenue of $143.9 million, above the high end of guidance

Completed destocking of channel, with approximately $30 million reduction

Fourth consecutive quarter of FCF generation

New Board member appointed and President of B2B business unit hired

SAN JOSE, California – July 31, 2024 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to global consumers and businesses, today reported financial results for the second quarter ended June 30, 2024. As expected, second quarter results reflect the impact of destocking approximately $30 million of channel inventory, and the costs associated with an aggressive reduction of legacy inventory.

•
Second quarter 2024 net revenue of $143.9 million, a decrease of 17.0% from the comparable prior-year quarter.
•
Second quarter 2024 GAAP operating loss of $46.9 million, or (32.6)% of net revenue, as compared to operating loss of $17.8 million, or (10.3)% of net revenue, in the comparable prior-year quarter.
◦
Second quarter 2024 non-GAAP operating loss of $31.1 million, or (21.6)% of net revenue, as compared to non-GAAP operating loss of $10.7 million, or (6.2)% of net revenue, in the comparable prior-year quarter.
•
Second quarter 2024 GAAP net loss per diluted share of $1.56, as compared to net loss per diluted share of $0.29 in the comparable prior-year quarter.
◦
Second quarter 2024 non-GAAP net loss per diluted share of $0.74, as compared to non-GAAP net loss per diluted share of $0.16 in the comparable prior-year quarter.
•
Cash, cash equivalents and short-term investments ended at $294.3 million, up $4.9 million from the previous quarter and net of stock repurchases in the second quarter of $10.0 million.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer of NETGEAR, commented, “Last quarter we outlined a plan for transforming NETGEAR with a focus on creating long term value for shareholders. I’m very happy to report that our team demonstrated stellar execution in the second quarter and delivered on our goals, including the achievement of an accelerated destocking plan of approximately $30 million and a significant decrease in our finished goods inventory. With revenue and non-GAAP operating margin above the high end of our guidance, a fourth consecutive quarter of free cash flow generation and our strategic internal reorganization completed, we have positioned NETGEAR well for long term success.”

“In our NFB business, we delivered a record quarter of end market sales for our ProAV managed switch products and the sell-through for this business grew in each of our three global regions. This progress is enabled by our broadening base of manufacturing partners and early momentum in our expansion into the broadcast vertical. Although we remain challenged in the traditional IT and WIFI Lan markets, the long-term potential of NFB is very exciting and we have hired a seasoned leader to help us unlock profitable growth for this business. Pramod Badjate has joined us as the President and GM of NFB. Pramod is a networking veteran with a strong track record at Cisco, Ruckus and, most recently, Arista. Pramod and I have a shared belief that we can unlock significant value from our B2B segment and the opportunity ahead is why we are able to attract such an accomplished leader for NFB.”

“In our CHP business, we continue to drive growth in our premium products while executing on the strategy of delivering industry leading products for the broader market. Our recently launched, lower priced WIFI 7 products and cable modems are outperforming our expectations, and we are beginning to see signs of recovery in the US consumer networking market. Our subscription business continues to grow and we exited the quarter with over 958,000 subscribers, of which 544,000 were recurring subscribers that drove 30% growth in our recurring subscriber revenue year over year. Innovation remains a key imperative and we have a slate of products across a range of price points planned for release over the next 12 months, which we anticipate will further expand our market presence and broaden our subscription funnel to drive continued recurring revenue growth.”

Mr. Prober continued, “Finally, I’m delighted to welcome Laura Orvidas to the team as our newest board member, along with Pramod and the many new leaders who have recently joined NETGEAR as part of our internal reorganization. The wealth of industry expertise and operational acumen this team collectively possesses will be invaluable as we bring NETGEAR into its next phase of growth, return to profitability and deliver long-term value creation for our shareholders.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We continued to make progress in reducing our inventory, which declined by $22.3 million sequentially and drove a fourth consecutive quarter of free cash flow generation. Converting our working capital into cash remains a key focus, with our cash, cash equivalents and short-term investments increasing by $4.9 million sequentially. We repurchased approximately 799,800 shares of NETGEAR common stock and in addition, our Board of Directors has authorized the repurchase of up to an incremental 3,000,000 shares of the Company’s common stock, bringing our repurchase program total to 3,875,000 shares, or approximately $62 million based on this week’s opening share price. We plan to continue to be opportunistic on repurchases.”

Business Outlook

Mr. Murray continued, “We have completed our destocking actions for both the NFB and CHP businesses in the second quarter and expect to see more predictable performance that is aligned to the market. However, while we anticipate less volatility from shifting channel inventory levels, participating more significantly in the broader CHP market and growing our NFB business momentum will take time to execute fully. We anticipate revenue from the service provider channel to be approximately $15 million in the third quarter as our partners prepare to launch our next generation 5G mobile hotspots early in the fourth quarter. Accordingly, we expect third quarter net revenue to be in the range of $160 million to $175 million, up 16% sequentially at the midpoint. We expect gross margins and operating margins to continue to be impacted by our inventory reduction efforts and higher than expected transportation costs due to a variety of factors, including the Red Sea shipping crisis. Accordingly, we expect our third quarter GAAP operating margin to be in the range of (15.3)% to (12.3)%, and non-GAAP operating margin to be in the range of (11.0)% to (8.0)%. Our GAAP tax expense is expected to be in the range of $1.0 million to $2.0 million, and our non-GAAP tax benefit is expected to be in the range of $1.5 million to $2.5 million for the third quarter of 2024.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	September 29, 2024
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense (Benefit)

GAAP	(15.3)% - (12.3)%	$1.0 - $2.0
Estimated adjustments for[1]:
Stock-based compensation expense	3.4%	-
Restructuring and other charges	0.9%	-
Non-GAAP tax adjustments	-	$(3.5)
Non-GAAP	(11.0)% - (8.0)%	$(2.5) - $(1.5)

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2024 today, Wednesday, July 31, 2024 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

NETGEAR® (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people's lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WIFI solutions and performance gaming routers to enhance online game play. The company is headquartered out of San Jose, Calif. with offices located around the globe. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2024 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin, gross margin, continued profitability and cash generation; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth of NFB; growth in premium products and delivering industry leading products for the broader market; recovery in the US consumer networking market; NETGEAR’s upcoming product releases and its impact to market presence, broadening subscription funnel and recurring revenue growth; NETGEAR’s next phase of growth, return to profitability and long-term value creation for shareholders; NETGEAR’s focus on converting working capital into cash; expectations regarding more predictable performance that is aligned to the market; expectations regarding volatility from shifting channel inventory levels; expectations regarding gross margins and operating margins being impacted by inventory reduction efforts and transportation costs; revenue from service provider channel; timing of the launch of next generation 5G mobile hotspots; expectations regarding continuing market demand for the NETGEAR’s products and services; expectations regarding expected tax benefits or tax expenses; unlocking significant value from the B2B segment; participating more significantly in the broader CHP market and growing NFB business momentum; and plans to repurchase shares of NETGEAR common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 1, 2024. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, gain on litigation settlements, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$177,104	$176,717
Short-term investments	117,235	106,931
Accounts receivable, net	147,069	185,059
Inventories	188,936	248,851
Prepaid expenses and other current assets	27,228	30,421
Total current assets	657,572	747,979
Property and equipment, net	11,041	8,273
Operating lease right-of-use assets	33,394	37,285
Goodwill	36,279	36,279
Other non-current assets	15,800	17,326
Total assets	$754,086	$847,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,129	$46,850
Accrued employee compensation	23,966	21,286
Other accrued liabilities	159,586	168,084
Deferred revenue	28,682	27,091
Income taxes payable	665	1,037
Total current liabilities	253,028	264,348
Non-current income taxes payable	8,076	12,695
Non-current operating lease liabilities	24,748	29,698
Other non-current liabilities	8,835	4,906
Total liabilities	294,687	311,647
Stockholders’ equity:
Common stock	29	30
Additional paid-in capital	980,069	967,651
Accumulated other comprehensive income (loss)	(104)	136
Accumulated deficit	(520,595)	(432,322)
Total stockholders’ equity	459,399	535,495
Total liabilities and stockholders’ equity	$754,086	$847,142

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Net revenue	$143,900	$164,586	$173,413	$308,486	$354,321
Cost of revenue	112,077	116,349	119,113	228,426	239,639
Gross profit	31,823	48,237	54,300	80,060	114,682
Gross margin	22.1%	29.3%	31.3%	26.0%	32.4%
Operating expenses:
Research and development	19,851	20,227	20,831	40,078	42,965
Sales and marketing	29,757	30,529	32,482	60,286	66,361
General and administrative	19,186	18,067	16,536	37,253	32,772
Other operating expenses, net	9,888	1,062	2,229	10,950	2,337
Total operating expenses	78,682	69,885	72,078	148,567	144,435
Loss from operations	(46,859)	(21,648)	(17,778)	(68,507)	(29,753)
Operating margin	(32.6)%	(13.2)%	(10.3)%	(22.2)%	(8.4)%
Other income, net	2,713	2,850	7,999	5,563	9,405
Loss before income taxes	(44,146)	(18,798)	(9,779)	(62,944)	(20,348)
Provision for (benefit from) income taxes	1,029	(148)	(1,192)	881	(2,049)
Net loss	$(45,175)	$(18,650)	$(8,587)	$(63,825)	$(18,299)

Net loss per share:
Basic	$(1.56)	$(0.63)	$(0.29)	$(2.19)	$(0.63)
Diluted	$(1.56)	$(0.63)	$(0.29)	$(2.19)	$(0.63)

Weighted average shares used to compute net loss per share:
Basic	28,883	29,395	29,319	29,136	29,170
Diluted	28,883	29,395	29,319	29,136	29,170

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2024	July 2, 2023
Cash flows from operating activities:
Net loss	$(63,825)	$(18,299)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,048	3,866
Stock-based compensation	10,432	9,352
Gain on investments, net	(1,985)	(1,464)
Deferred income taxes	542	(7,839)
Provision for excess and obsolete inventory	2,954	1,531
Changes in assets and liabilities:
Accounts receivable, net	37,991	97,989
Inventories	56,961	(26,401)
Prepaid expenses and other assets	3,866	962
Accounts payable	(6,620)	(49,747)
Accrued employee compensation	2,680	(1,870)
Other accrued liabilities	(7,641)	(37,200)
Deferred revenue	2,222	2,664
Income taxes payable	(4,990)	988
Net cash provided by (used in) operating activities	35,635	(25,468)
Cash flows from investing activities:
Purchases of short-term investments	(67,998)	(68,042)
Proceeds from maturities of short-term investments	60,000	55,006
Purchases of property and equipment	(4,817)	(1,599)
Purchases of long-term investments	(90)	(225)
Net cash used in investing activities	(12,905)	(14,860)
Cash flows from financing activities:
Repurchases of common stock	(21,444)	—
Restricted stock unit withholdings	(2,885)	(2,105)
Proceeds from issuance of common stock under employee stock purchase plan	1,986	2,286
Net cash provided by (used in) financing activities	(22,343)	181
Net increase (decrease) in cash and cash equivalents	387	(40,147)
Cash and cash equivalents, at beginning of period	176,717	146,500
Cash and cash equivalents, at end of period	$177,104	$106,353

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

GAAP gross profit	$31,823	$48,237	$54,300	$80,060	$114,682
GAAP gross margin	22.1%	29.3%	31.3%	26.0%	32.4%
Amortization of intangibles	—	—	128	—	257
Stock-based compensation expense	413	365	342	778	693
Non-GAAP gross profit	$32,236	$48,602	$54,770	$80,838	$115,632
Non-GAAP gross margin	22.4%	29.5%	31.6%	26.2%	32.6%

GAAP research and development	$19,851	$20,227	$20,831	$40,078	$42,965
Stock-based compensation expense	(844)	(698)	(1,144)	(1,542)	(2,209)
Non-GAAP research and development	$19,007	$19,529	$19,687	$38,536	$40,756

GAAP sales and marketing	$29,757	$30,529	$32,482	$60,286	$66,361
Stock-based compensation expense	(1,235)	(1,237)	(1,397)	(2,472)	(2,828)
Non-GAAP sales and marketing	$28,522	$29,292	$31,085	$57,814	$63,533

GAAP general and administrative	$19,186	$18,067	$16,536	$37,253	$32,772
Stock-based compensation expense	(3,396)	(2,244)	(1,804)	(5,640)	(3,622)
Non-GAAP general and administrative	$15,790	$15,823	$14,732	$31,613	$29,150

GAAP other operating expenses, net	$9,888	$1,062	$2,229	$10,950	$2,337
Restructuring and other charges	(1,688)	(1,032)	(2,229)	(2,720)	(2,337)
Litigation reserves, net	(8,200)	(30)	—	(8,230)	—
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

GAAP total operating expenses	$78,682	$69,885	$72,078	$148,567	$144,435
Stock-based compensation expense	(5,475)	(4,179)	(4,345)	(9,654)	(8,659)
Restructuring and other charges	(1,688)	(1,032)	(2,229)	(2,720)	(2,337)
Litigation reserves, net	(8,200)	(30)	—	(8,230)	—
Non-GAAP total operating expenses	$63,319	$64,644	$65,504	$127,963	$133,439

GAAP operating loss	$(46,859)	$(21,648)	$(17,778)	$(68,507)	$(29,753)
GAAP operating margin	(32.6)%	(13.2)%	(10.3)%	(22.2)%	(8.4)%
Amortization of intangibles	—	—	128	—	257
Stock-based compensation expense	5,888	4,544	4,687	10,432	9,352
Restructuring and other charges	1,688	1,032	2,229	2,720	2,337
Litigation reserves, net	8,200	30	—	8,230	—
Non-GAAP operating loss	$(31,083)	$(16,042)	$(10,734)	$(47,125)	$(17,807)
Non-GAAP operating margin	(21.6)%	(9.7)%	(6.2)%	(15.3)%	(5.0)%

GAAP other income, net	$2,713	$2,850	$7,999	$5,563	$9,405
Gain/loss on investments, net	(69)	101	19	32	30
Gain on litigation settlements	—	—	(6,000)	—	(6,000)
Non-GAAP other income, net	$2,644	$2,951	$2,018	$5,595	$3,435

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

GAAP net loss	$(45,175)	$(18,650)	$(8,587)	$(63,825)	$(18,299)
Amortization of intangibles	—	—	128	—	257
Stock-based compensation expense	5,888	4,544	4,687	10,432	9,352
Restructuring and other charges	1,688	1,032	2,229	2,720	2,337
Litigation reserves, net	8,200	30	—	8,230	—
Gain/loss on investments, net	(69)	101	19	32	30
Gain on litigation settlements	—	—	(6,000)	—	(6,000)
Non-GAAP tax adjustments	8,025	4,588	2,781	12,613	1,943
Non-GAAP net loss	$(21,443)	$(8,355)	$(4,743)	$(29,798)	$(10,380)

NET LOSS PER DILUTED SHARE:
GAAP net loss per diluted share	$(1.56)	$(0.63)	$(0.29)	$(2.19)	$(0.63)
Amortization of intangibles	—	—	—	—	0.01
Stock-based compensation expense	0.20	0.15	0.16	0.36	0.32
Restructuring and other charges	0.06	0.04	0.08	0.09	0.08
Litigation reserves, net	0.28	—	—	0.28	—
Gain/loss on investments, net	—	—	—	—	—
Gain on litigation settlements	—	—	(0.20)	—	(0.21)
Non-GAAP tax adjustments	0.28	0.16	0.09	0.44	0.07
Non-GAAP net loss per diluted share	$(0.74)	$(0.28)	$(0.16)	$(1.02)	$(0.36)

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	October 1, 2023	July 2, 2023

Cash, cash equivalents and short-term investments	$294,339	$289,421	$283,648	$228,045	$202,836
Cash, cash equivalents and short-term investments per diluted share	$10.19	$9.85	$9.56	$7.71	$6.92

Accounts receivable, net	$147,069	$172,771	$185,059	$200,900	$179,496
Days sales outstanding (DSO)	93	96	89	92	94

Inventories	$188,936	$211,270	$248,851	$280,918	$324,483
Ending inventory turns	2.4	2.2	2.0	1.8	1.5

Weeks of channel inventory:
U.S. retail channel	9.5	11.2	10.8	11.8	12.0
U.S. distribution channel	2.8	4.0	7.9	5.8	5.1
EMEA distribution channel	5.2	5.9	6.4	7.4	6.9
APAC distribution channel	8.3	8.0	10.0	13.1	12.4

Deferred revenue (current and non-current)	$34,216	$33,714	$31,994	$29,796	$27,689

Headcount	622	628	635	644	653
Non-GAAP diluted shares	28,883	29,395	29,683	29,581	29,319

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 30, 2024		March 31, 2024		July 2, 2023		June 30, 2024		July 2, 2023

Americas	$95,503	66%	$109,928	67%	$116,611	67%	$205,431	67%	$238,533	68%
EMEA	27,355	19%	31,187	19%	36,161	21%	58,542	19%	75,339	21%
APAC	21,042	15%	23,471	14%	20,641	12%	44,513	14%	40,449	11%
Total	$143,900	100%	$164,586	100%	$173,413	100%	$308,486	100%	$354,321	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Connected Home	$84,033	$95,963	$98,406	$179,996	$201,152
NETGEAR for Business	59,867	68,623	75,007	128,490	153,169
Total net revenue	$143,900	$164,586	$173,413	$308,486	$354,321

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	July 2, 2023	June 30, 2024	July 2, 2023

Connected Home	$19,732	$27,553	$24,916	$47,285	$38,943
NETGEAR for Business	202	243	18	445	208
Total service provider net revenue	$19,934	$27,796	$24,934	$47,730	$39,151